Exhibit 99.1
Released on October 20, 2011, at 3:17 p.m. by PR Newswire
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
EARNS $2.1 MILLION FOR THIRD QUARTER,
$7.6 MILLION YEAR TO DATE, GROSS REVENUE INCREASED 14%
ATLANTA, GA (October 20, 2011) — Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $2.1 million for the third quarter of 2011 and $7.6 million for the first nine months of 2011. Net income was $2.1 million for the third quarter of 2010 and $7.1 million for the first nine months of 2010. After accounting for the TARP preferred dividend, basic and diluted earnings per share for the third quarter of 2011 were $.10 and $.09, respectively, compared to basic and diluted earnings per share of $.12 and $.10, respectively, in the third quarter of 2010. Basic and diluted earnings per share for the first nine months of 2011 were $.43 and $.38, respectively, compared to basic and diluted earnings per share of $.43 and $.39, respectively, for 2010.

	For the quarter ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
	(In Thousands)

Net Income	$2,110	$3,614	$1,842	$2,988	$2,081

Income Tax Expense	608	1,792	766	932	913
Provision For Loan Losses	4,400	4,850	5,775	6,975	5,025
Write-down of ORE	677	1,069	1,600	573	698
Other cost of ORE Operations	639	724	858	483	713

Pre-Tax, Pre-Credit Related Earnings	8,434	12,049	10,841	11,951	9,430
Less Security Gains	—	(1,078)	—	—	—

Core Operating Earnings (1)	$8,434	$10,971	$10,841	$11,951	$9,430

(1)
The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, and security gains because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

James B. Miller, Jr. Chairman said, “While the banking industry as a whole continues to struggle with growth, we are pleased to have increased our loan portfolio by 11% from the end of September a year ago. Over that same period, our deposits have grown 13% with the majority of that growth in core accounts. We continue to expand our branch network, and we continue to look at bank acquisition possibilities.”

Fidelity Southern Corporation
Third Quarter Earnings Release
October 20, 2011
REVENUE GROWTH
Gross revenue increased approximately 14% for the nine months ended September 30, 2011 compared to September 30, 2010. Gross revenue is net interest income and total noninterest income and was $87.5 million at September 30, 2011 compared to $76.6 million at September 30, 2010.
ASSET QUALITY
Net charge-offs were $4.8 million in the third quarter of 2011 compared to $4.7 million in the second quarter of 2011, and $3.8 million in the third quarter of 2010. Year to date, net charge-offs increased $1.8 million for the first nine months of 2011 to $13.7 million compared to $11.9 million for the same period in 2010. The ratio of net charge-offs to average loans outstanding was 1.26% for the nine months ended September 30, 2011, compared to 1.22% for the same period in 2010. The allowance for loan losses increased $1.1 million to $29.4 million or 1.96% of total loans at September 30, 2011, compared to $28.3 million or 2.09% at September 30, 2010.
Nonperforming residential construction and development loans at September 30, 2011, included financing for 64 houses and 644 lots and land totaling $35.5 million. During the third quarter of 2011, $2.0 million of nonperforming construction loans were paid down by our customers.
During the third quarter of 2011, $3.5 million of ORE assets were sold while $7.8 million were added to ORE. ORE consisted of 60 houses, representing 21.9% of the total ORE balance, 460 lots and 12 commercial properties. ORE increased $3.2 million to $24.5 million at September 30, 2011, compared to $21.3 million at September 30, 2010.
The provision for loan losses for the third quarter of 2011 was $4.4 million compared to $4.9 million in the second quarter of 2011 and $5.0 million for the third quarter of 2010. The provision for loan losses for the first nine months of 2011 was $15.0 million compared to $10.2 million for the same period in 2010. The increase of $4.8 million for the comparable nine month period is related primarily to the growth in the Bank’s loan portfolio.
CAPITAL
At September 30, 2011, the Company had a 10.16% leverage ratio, 12.35% in tier one capital to risk weighted assets, and 14.31% in total capital to risk weighted assets. At September 30, 2011, the Bank had a leverage ratio of 9.38%, a tier one ratio of 11.39%, and a total capital ratio 13.23%.

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Fidelity Southern Corporation
Third Quarter Earnings Release
October 20, 2011
DEPOSITS
Total deposits of $1.765 billion at September 30, 2011, reflect the improvement brought about by the Bank’s strategy to increase core deposits. Demand, money market and savings accounts increased $113.9 million or 11.6% while brokered deposits decreased $53.3 million or 64.7% at September 30, 2011, compared to September 30, 2010. In addition, as part of an ongoing strategy to position the Bank for future higher interest rates, we have increased the average maturity of certificates of deposit while decreasing the interest rate paid on deposit accounts over the last twelve months.

	September 30,		June 30,		December 31,		September 30,
	2011		2011		2010		2010
	$	%	$	%	$	%	$	%
	(Dollars in Millions)

Core deposits(1)	$1,414.1	80.1%	$1,363.5	79.8%	$1,304.5	80.9%	$1,270.0	81.3%

Time Deposits > $100,000	322.3	18.3	302.5	17.7	246.3	15.2	208.9	13.4

Brokered deposits	29.1	1.6	42.4	2.5	62.5	3.9	82.4	5.3

Total deposits	$1,765.5	100.0%	$1,708.4	100.0%	$1,613.3	100.0%	$1,561.3	100.0%

Quarterly rate on deposits	0.88%		1.06%		1.19%		1.42%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.
REAL ESTATE
New residential construction loan advances made during the quarter totaled $5.4 million, while the payoffs of construction loans totaled $16.7 million. Residential construction and A&D loans totaled $91.7 million at September 30, 2011, which decreased 26.3% from $124.4 million at September 30, 2010. There were 299 houses and 1,136 lots financed at September 30, 2011, compared to 308 houses and 1,465 lots at September 30, 2010.
NET INTEREST MARGIN
While net interest margin decreased to 3.55% in the third quarter of 2011 compared to 3.70% in the third quarter of 2010, net interest income for the third quarter of 2011 increased $1.1 million or 6.8% when compared to the same period in 2010. Net interest margin increased six basis points to 3.65% in the first nine months of 2011 compared to 3.59% for the same period in 2010 representing an increase in net interest income of $4.5 million or 9.6%. The increase in quarterly and year to date net interest income is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets.

3

Fidelity Southern Corporation
Third Quarter Earnings Release
October 20, 2011
INTEREST INCOME
Total interest income for the third quarter of 2011 decreased $754,000 or 3.2% compared to the same period in 2010. Average interest-earning assets for the third quarter of 2011 increased $197.0 million or 11.1%, but was more than offset by a 69 basis point decrease in the yield on average interest-earning assets due primarily to the Bank offering competitive rates in the marketplace.
Year to date, total interest income decreased $1.9 million or 2.6% compared to the same period in 2010. While average interest-earning assets for the first nine months of 2011 increased $136.5 million or 7.7%, the yield on average interest-earning assets decreased 52 basis points. The decrease in yield was primarily the result of a decrease in the yield on loans of 52 basis points. In addition, investment security yields decreased 48 basis points to 3.24%.
INTEREST EXPENSE
Interest expense for the third quarter of 2011 decreased $1.9 million or 25.7% compared to the same period in 2010. The decrease in interest expense was attributable to a 59 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $124.8 million or 8.1%. Brokered deposits decreased $53.2 million compared to September 30, 2010. At September 30, 2011, brokered deposits represented only 1.6% of total deposits.
Year to date in 2011, interest expense decreased $6.4 million or 26.6% compared to the same period in 2010. The decrease in interest expense was attributable to a 62 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $77.4 million. In addition to the general decrease in deposit rates, the Bank’s shift in deposit mix toward core demand and savings accounts contributed to the reduction in the cost of funds.
NONINTEREST INCOME
Noninterest income decreased $1.6 million or 13.7% to $10.0 million for the quarter ended September 30, 2011, compared to the same period in 2010. The decrease in noninterest income was primarily the result of a $1.9 million or 26.4% decrease in income from mortgage banking activities net of a $400,000 or 33.3% increase in income from indirect lending activities. Mortgage banking income decreased primarily due to an impairment against the mortgage servicing asset as a result of historically low mortgage interest rates and higher prepayments. Indirect lending income increased because of higher gains on sale related to a $22.9 million increase in loans sold to $38.7 million for the quarter ended September 30, 2011 compared to the same period in 2010.

4

Fidelity Southern Corporation
Third Quarter Earnings Release
October 20, 2011
Noninterest income increased $6.4 million or 22.0% to $35.8 million for the nine months ended September 30, 2011, compared to the same period in 2010, reflecting a $4.8 million or 266.8% increase in income from SBA lending activities, a $1.8 million or 12.0% increase in income from mortgage banking activities, and a $913,000 or 26.9% increase in indirect lending activities. These increases were attributable to a larger number of sales and higher margins and were somewhat offset by a $1.2 million or 52.9% decrease in securities gains due to fewer sales.
NONINTEREST EXPENSE
Noninterest expense for the third quarter of 2011 increased $436,000 or 2.2% to $20.4 million compared to the same period in 2010. The increase was due to higher other operating expense which increased $818,000 or 34.7% to $3.2 million due to increased legal expense, higher credit reporting expense, mortgage related losses, and other operating expenses. Somewhat offsetting this increase was a decrease in FDIC insurance expense of $462,000 or 52.9% due to a reduction in the FDIC assessment rate and base.
Noninterest expense for the first nine months of 2011 increased $6.0 million or 10.7% to $61.8 million compared to the same period in 2010. The increase was due primarily to higher salaries and employee benefits which increased $3.5 million or 11.4% to $34.1 million due to higher commission expense related to the increased SBA volume as well as an increased number of lenders in the Mortgage, SBA, Commercial, and Indirect Auto Lending divisions. Other operating expense increased $2.1 million or 33.1% to $8.5 million due to increased legal expense, higher losses and reserves, insurance, underwriting and advertising expenses. Somewhat offsetting these increases was a decrease in FDIC insurance expense of $521,000 or 19.6% due to a reduction in the FDIC assessment rate and base.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 25 branches in Atlanta, Georgia, and Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located throughout nine Southern states. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2010 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

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FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER ENDED		YEAR TO DATE		QTR ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		JUNE 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2011	2010	2011	2010	2011

INTEREST INCOME
LOANS, INCLUDING FEES	$21,258	$22,068	$64,302	$64,886	$21,153
INVESTMENT SECURITIES	1,592	1,602	4,994	6,350	1,889
FEDERAL FUNDS SOLD AND BANK DEPOSITS	109	43	199	149	49

TOTAL INTEREST INCOME	22,959	23,713	69,495	71,385	23,091

INTEREST EXPENSE
DEPOSITS	3,810	5,507	12,790	18,732	4,448
SHORT-TERM BORROWINGS	168	185	512	898	169
SUBORDINATED DEBT	1,122	1,138	3,365	3,378	1,122
OTHER LONG-TERM DEBT	304	446	1,056	1,135	307

TOTAL INTEREST EXPENSE	5,404	7,276	17,723	24,143	6,046

NET INTEREST INCOME	17,555	16,437	51,772	47,242	17,045

PROVISION FOR LOAN LOSSES	4,400	5,025	15,025	10,150	4,850

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,155	11,412	36,747	37,092	12,195

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,023	1,072	2,995	3,291	1,015
OTHER FEES AND CHARGES	676	553	1,929	1,596	672
MORTGAGE BANKING ACTIVITIES	5,186	7,042	16,629	14,842	5,484
INDIRECT LENDING ACTIVITIES	1,600	1,200	4,310	3,397	1,524
SBA LENDING ACTIVITIES	756	951	6,592	1,797	3,604
SECURITIES GAINS	—	—	1,078	2,291	1,078
BANK OWNED LIFE INSURANCE	326	324	979	980	333
OTHER OPERATING INCOME	411	419	1,246	1,122	384

TOTAL NONINTEREST INCOME	9,978	11,561	35,758	29,316	14,094

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	11,652	11,729	34,115	30,634	11,641
FURNITURE AND EQUIPMENT	737	684	2,280	2,002	791
NET OCCUPANCY	1,094	1,159	3,389	3,374	1,160
COMMUNICATION EXPENSES	541	471	1,636	1,390	532
PROFESSIONAL AND OTHER SERVICES	1,474	1,279	4,119	3,391	1,453
OTHER REAL ESTATE EXPENSE	1,316	1,412	5,567	5,939	1,793
FDIC INSURANCE EXPENSE	428	890	2,136	2,657	806
OTHER OPERATING EXPENSES	3,173	2,355	8,531	6,409	2,707

TOTAL NONINTEREST EXPENSE	20,415	19,979	61,773	55,796	20,883

INCOME BEFORE INCOME TAX EXPENSE	2,718	2,994	10,732	10,612	5,406
INCOME TAX EXPENSE	608	913	3,166	3,467	1,792

NET INCOME	2,110	2,081	7,566	7,145	3,614
PREFERRED STOCK DIVIDENDS	(823)	(823)	(2,469)	(2,469)	(823)

NET INCOME AVAILABLE TO COMMON EQUITY	$1,287	$1,258	$5,097	$4,676	$2,791

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.10	$0.12	$0.43	$0.43	$0.24

DILUTED EARNINGS PER SHARE	$0.09	$0.10	$0.38	$0.39	$0.21

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	13,031,875	10,816,242	11,862,364	10,819,597	11,700,955

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	14,410,371	12,194,427	13,348,764	12,118,745	13,190,787

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	SEPTEMBER 30,	JUNE 30,	DECEMBER 31,	SEPTEMBER 30,
(DOLLARS IN THOUSANDS)	2011	2011	2010	2010
ASSETS

CASH AND DUE FROM BANKS	$117,424	$194,628	$47,242	$67,361
FEDERAL FUNDS SOLD	810	371	517	642

CASH AND CASH EQUIVALENTS	118,234	194,999	47,759	68,003
INVESTMENTS AVAILABLE-FOR-SALE	238,488	171,683	161,478	152,572
INVESTMENTS HELD-TO-MATURITY	9,680	10,570	14,110	15,689
INVESTMENT IN FHLB STOCK	6,413	6,456	6,542	6,542
LOANS HELD-FOR-SALE	125,268	98,333	209,898	186,494
LOANS	1,500,094	1,458,658	1,403,372	1,355,248
ALLOWANCE FOR LOAN LOSSES	(29,381)	(29,801)	(28,082)	(28,293)

LOANS, NET	1,470,713	1,428,857	1,375,290	1,326,955
PREMISES AND EQUIPMENT, NET	22,057	21,154	19,510	19,229
OTHER REAL ESTATE, NET	24,494	21,026	20,525	21,252
ACCRUED INTEREST RECEIVABLE	7,825	7,704	7,990	8,148
BANK OWNED LIFE INSURANCE	31,183	30,878	30,275	29,967
OTHER ASSETS	55,320	52,676	51,923	44,367

TOTAL ASSETS	$2,109,675	$2,044,336	$1,945,300	$1,879,218

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$247,660	$214,980	$185,614	$186,112
INTEREST-BEARING DEMAND/ MONEY MARKET	447,154	421,458	427,590	429,133
SAVINGS	401,759	420,082	398,012	367,402
TIME DEPOSITS, $100,000 AND OVER	322,251	302,463	246,317	208,853
OTHER TIME DEPOSITS	346,693	349,421	355,715	369,674

TOTAL DEPOSIT LIABILITIES	1,765,517	1,708,404	1,613,248	1,561,174

SHORT-TERM BORROWINGS	40,011	35,951	32,977	22,715
SUBORDINATED DEBT	67,527	67,527	67,527	67,527
OTHER LONG-TERM DEBT	52,500	52,500	75,000	75,000
ACCRUED INTEREST PAYABLE	2,078	2,686	2,973	2,671
OTHER LIABILITIES	19,030	17,430	13,064	11,116

TOTAL LIABILITIES	1,946,663	1,884,498	1,804,789	1,740,203

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	46,240	46,020	45,578	45,358
COMMON STOCK	72,320	72,217	57,542	56,541
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,974	1,280	458	1,553
RETAINED EARNINGS	41,478	40,321	36,933	35,563

TOTAL SHAREHOLDERS’ EQUITY	163,012	159,838	140,511	139,015

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$2,109,675	$2,044,336	$1,945,300	$1,879,218

BOOK VALUE PER SHARE	$8.96	$8.75	$8.77	$8.66

SHARES OF COMMON STOCK OUTSTANDING	13,034,346	13,014,077	10,829,492	10,818,703

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	SEPTEMBER 30,
(DOLLARS IN THOUSANDS)	2011	2010	PERCENT CHANGE

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$93,745	$94,221	(0.51)%
TAX-EXEMPT COMMERCIAL	4,997	5,202	(3.94)%
REAL ESTATE MORTGAGE — COMMERCIAL	364,434	336,395	8.34%

TOTAL COMMERCIAL	463,176	435,818	6.28%
REAL ESTATE-CONSTRUCTION	103,164	129,486	(20.33)%
REAL ESTATE-MORTGAGE	120,971	135,977	(11.04)%
CONSUMER INSTALLMENT	812,783	653,967	24.29%

LOANS	1,500,094	1,355,248	10.69%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	71,063	138,151	(48.56)%
SBA LOANS	24,205	18,343	31.96%
INDIRECT AUTO LOANS	30,000	30,000	0.00%

TOTAL LOANS HELD-FOR-SALE	125,268	186,494	(32.83)%

TOTAL LOANS	$1,625,362	$1,541,742

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR TO DATE		YEAR ENDED	YEAR TO DATE
	SEPTEMBER 30,		DECEMBER 31,	JUNE 30,
(DOLLARS IN THOUSANDS)	2011	2010	2010	2011

BALANCE AT BEGINNING OF PERIOD	$28,082	$30,072	$30,072	$28,082
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	265	144	883	96
SBA	713	322	381	493
REAL ESTATE-CONSTRUCTION	9,704	6,529	11,274	6,162
REAL ESTATE-MORTGAGE	731	266	656	299
CONSUMER INSTALLMENT	3,286	5,463	7,086	2,390

TOTAL CHARGE-OFFS	14,699	12,724	20,280	9,440
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	7	23	23	7
SBA	78	—	5	18
REAL ESTATE-CONSTRUCTION	219	206	361	104
REAL ESTATE-MORTGAGE	43	4	8	2
CONSUMER INSTALLMENT	626	562	768	403

TOTAL RECOVERIES	973	795	1,165	534

NET CHARGE-OFFS	13,726	11,929	19,115	8,906
PROVISION FOR LOAN LOSSES	15,025	10,150	17,125	10,625

BALANCE AT END OF PERIOD	$29,381	$28,293	$28,082	$29,801

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.26%	1.22%	1.44%	1.25%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.96%	2.09%	2.00%	2.04%
NONPERFORMING ASSETS
(UNAUDITED)

	SEPTEMBER 30,		DECEMBER 31,	JUNE 30,
(DOLLARS IN THOUSANDS)	2011	2010	2010	2011

NONACCRUAL LOANS	$60,984	$60,695	$76,545	$69,654
REPOSSESSIONS	1,077	882	1,119	932
OTHER REAL ESTATE	24,494	21,252	20,525	21,026

TOTAL NONPERFORMING ASSETS	$86,555	$82,829	$98,189	$91,612

*** INCLUDES SBA GUARANTEED AMOUNTS OF APPROXIMATELY	$8,641	$6,200	$7,818	$6,669

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$422	$—	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	0.03%	—%	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	5.24%	5.30%	6.01%	5.80%

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	September 30, 2011			September 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$1,567,097	$64,151	5.47%	$1,444,046	$64,727	5.99%
Tax-exempt (1)	5,068	232	6.14%	5,280	242	6.16%

Total loans	1,572,165	64,383	5.47%	1,449,326	64,969	5.99%

Investment securities:
Taxable	201,923	4,628	3.06%	222,756	5,985	3.58%
Tax-exempt (2)	11,704	551	6.28%	11,706	547	6.22%

Total investment securities	213,627	5,179	3.24%	234,462	6,532	3.72%

Interest-bearing deposits	118,981	199	0.22%	84,792	149	0.23%
Federal funds sold	874	—	0.06%	616	—	0.08%

Total interest-earning assets	1,905,647	69,761	4.89%	1,769,196	71,650	5.41%

Noninterest-earning:
Cash and due from banks	13,963			8,906
Allowance for loan losses	(28,772)			(28,227)
Premises and equipment, net	20,565			18,696
Other real estate	21,497			23,786
Other assets	85,889			77,488

Total assets	$2,018,789			$1,869,845

Liabilities and shareholders’ equity Interest-bearing liabilities:
Demand deposits	$421,133	$1,852	0.59%	$314,666	$2,215	0.94%
Savings deposits	411,980	2,782	0.90%	427,488	4,684	1.46%
Time deposits	640,285	8,156	1.70%	648,487	11,833	2.44%

Total interest-bearing deposits	1,473,398	12,790	1.16%	1,390,641	18,732	1.80%

Federal funds purchased	11	—	0.91%	989	7	0.94%
Securities sold under agreements to repurchase	19,566	199	1.36%	22,556	319	1.89%
Other short-term borrowings	14,744	313	2.84%	19,377	572	3.94%
Subordinated debt	67,527	3,365	6.66%	67,527	3,378	6.69%
Long-term debt	60,256	1,056	2.34%	57,052	1,135	2.66%

Total interest-bearing liabilities	1,635,502	17,723	1.45%	1,558,142	24,143	2.07%

Noninterest-bearing:
Demand deposits	206,566			163,476
Other liabilities	26,582			14,749
Shareholders’ equity	150,139			133,478

Total liabilities and
shareholders’ equity	$2,018,789			$1,869,845

Net interest income / spread		$52,038	3.44%		$47,507	3.34%

Net interest margin			3.65%			3.59%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $81,000 and $83,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $185,000 and $182,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	September 30, 2011			September 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income Taxable	$1,579,629	$21,208	5.33%	$1,504,460	$22,015	5.81%
Tax-exempt (1)	5,018	77	6.14%	5,252	82	6.20%

Total loans	1,584,647	21,285	5.33%	1,509,712	22,097	5.81%

Investment securities Taxable	202,678	1,470	2.90%	181,018	1,480	3.27%
Tax-exempt (2)	11,704	184	6.30%	11,705	183	6.25%

Total investment securities	214,382	1,654	3.09%	192,723	1,663	3.46%

Interest-bearing deposits	169,864	109	0.25%	69,789	43	0.24%
Federal funds sold	985	—	0.05%	642	—	0.07%

Total interest-earning assets	1,969,878	23,048	4.64%	1,772,866	23,803	5.33%

Cash and due from banks	14,807			13,723
Allowance for loan losses	(28,945)			(26,825)
Premises and equipment, net	21,490			19,037
Other real estate	23,094			21,573
Other assets	87,814			75,724

Total assets	$2,088,138			$1,876,098

Liabilities and shareholders’ equity Interest-bearing liabilities :
Demand deposits	$431,245	$482	0.44%	$394,658	$984	0.99%
Savings deposits	410,570	547	0.53%	386,382	1,184	1.22%
Time deposits	670,506	2,781	1.65%	599,788	3,339	2.21%

Total interest-bearing deposits	1,512,321	3,810	1.00%	1,380,828	5,507	1.58%

Federal funds purchased	32	—	0.91%	—	—	0.00%
Securities sold under agreements to repurchase	17,331	9	0.21%	24,097	142	2.34%
Other short-term borrowings	22,500	159	2.81%	4,076	43	4.12%
Subordinated debt	67,527	1,122	6.59%	67,527	1,138	6.69%
Long-term debt	52,500	304	2.29%	70,924	446	2.49%

Total interest-bearing liabilities	1,672,211	5,404	1.28%	1,547,452	7,276	1.87%

Noninterest-bearing :
Demand deposits	223,372			172,785
Other liabilities	31,427			17,917
Shareholders’ equity	161,128			137,944

Total liabilities and shareholders’ equity	$2,088,138			$1,876,098

Net interest income / spread		$17,644	3.36%		$16,527	3.46%

Net interest margin			3.55%			3.70%

(1)	Interest income includes the effect of taxable-equivalent

adjustment for 2011 and 2010 of $27,000 and $29,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent

adjustment for 2011 and 2010 of $62,000 and $61,000, respectively.